Exhibit 10.1

AMENDMENT NO. 1 TO COMMERCIAL PAPER DEALER AGREEMENT

THIS AMENDMENT NO. 1 TO COMMERCIAL PAPER DEALER AGREEMENT (this “Amendment”) is entered into as of November 10, 2022 by and between Oncor Electric Delivery Company LLC, as Issuer (the “Issuer”) and [Dealer], as Dealer (the “Dealer”), which Amendment amends the Commercial Paper Dealer Agreement, dated as of March 26, 2018 (the “Agreement”) between the Issuer and the Dealer concerning Notes to be issued pursuant to the Issuing and Paying Agent Agreement, dated as of March 26, 2018 (as amended through the date of this Amendment, the “Issuing and Paying Agency Agreement”), between the Issuer and [   ], as Issuing and Paying Agent.

WHEREAS, the Agreement sets forth the understandings between the Issuer and the Dealer in connection with the issuance and sale by the Issuer of its unsecured notes (the “Notes”) through the Dealer; and

WHEREAS, the Issuer and the Dealer desire to amend the Agreement as set forth herein.

NOW THEREFORE, for good and valuable consideration, the parties hereto agree as follows:

1. References to the Agreement. Unless the context otherwise requires, all references in this Amendment to “the Agreement” or “this Agreement” shall refer to the Agreement as amended hereby, giving effect to the terms and provisions of this Amendment. Except as expressly amended hereby, the Agreement is ratified and confirmed in all respects. Capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Agreement.

2. Amendment of Section 1.3 of the Agreement. Section 1.3 of the Agreement is hereby amended by replacing “364 days” with “397 days” in the fourth line thereof.

3. Amendment of Section 4.2 of the Agreement. Section 4.2 of the Agreement is hereby amended by adding the following sentence at the end of such section.

“The Company Information, as well as information that may be furnished pursuant to Section 1.6(g) of the Agreement, will be deemed to have been delivered if publicly available on the SEC’s EDGAR Database with respect to the Issuer or on the Issuer’s website.

4. Amendment of Section 6 of the Agreement. The following definitions shall be added to Section 6 of the Agreement in alphabetical order, with corresponding adjustments to the numbering of such Section 6.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).]

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

5. Addition of New Section 7.10 of the Agreement. The following language shall be added as a new Section 7.10 of the Agreement:

“7.10 Notwithstanding anything to the contrary in this Agreement, the parties agree that:

(i) In the event that the Dealer is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Dealer of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(ii) In the event that the Dealer is a Covered Entity and the Dealer or a BHC Act Affiliate of the Dealer becomes subject to a proceeding under a U.S. Special Resolution Regime, any Default Rights under this Agreement that may be exercised against the Dealer or such BHC Act Affiliate are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.”

6. Amendment of Exhibit C to the Agreement.

6.1	Section 3 (“Final Maturity”) of Exhibit C to the Agreement is hereby amended by replacing “364 days” with “397 days” in the second line thereof.

6.2

The subsection titled “LIBOR Notes” in Exhibit C of the Agreement is hereby deleted in its entirety and all other references to “LIBOR” or “LIBOR Notes” contained elsewhere in Exhibit C of the Agreement are hereby deleted in their entirety.

7. Representations and Warranties of the Issuer.

The Issuer represents and warrants that:

7.1

The Issuer is a Delaware limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all the requisite power and authority to execute, deliver and perform its obligations under the Notes, the Agreement and the Issuing and Paying Agency Agreement.

7.2

The Agreement and the Issuing and Paying Agency Agreement have been duly authorized, executed and delivered by the Issuer and constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

7.3

The Notes have been duly authorized, and when issued as provided in the Issuing and Paying Agency Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

7.4

The offer and sale of the Notes in the manner contemplated hereby do not require registration of the Notes under the Securities Act, pursuant to the exemption from registration contained in Section 4(a)(2) thereof, and no indenture in respect of the Notes is required to be qualified under the Trust Indenture Act of 1939, as amended.

7.5	The Notes will rank at least pari passu with all other unsecured and unsubordinated indebtedness of the Issuer.

7.6

No consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of, the Agreement, the Notes or the Issuing and Paying Agency Agreement, except as may be required by the securities or “blue sky” laws of the various states in connection with the offer and sale of the Notes.

7.7

Neither the execution and delivery of the Agreement and the Issuing and Paying Agency Agreement, nor the issuance of the Notes in accordance with the Issuing and Paying Agency Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer, or (ii) violate or result in a breach or a default under any of the terms of the Issuer’s charter documents or by-laws, any contract or instrument to which the Issuer is a party or by which it or its property is bound, or any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Issuer is subject or by which it or its property is bound, which breach or default may reasonably be expected to result in a material adverse change in the financial condition, operations or business of the Issuer or the ability of the Issuer to perform its obligations under the Agreement, the Notes or the Issuing and Paying Agency Agreement.

7.8

There is no litigation or governmental proceeding pending, or to the knowledge of the Issuer threatened, against or affecting the Issuer or any of its subsidiaries that may reasonably be expected to result in a material adverse change in the financial condition, operations or business of the Issuer or the ability of the Issuer to perform its obligations under the Agreement, the Notes or the Issuing and Paying Agency Agreement.

7.9	The Issuer is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

7.10

Neither the Private Placement Memorandum nor the Company Information contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.11

None of the Issuer, any of its subsidiaries, or to the knowledge of the Issuer, any director, officer, employee or agent that will act in any capacity in connection with, or benefit from, the Agreement, is an individual or entity that is, or is owned or controlled by Persons that are, (i) the subject of any economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State (“Sanctions”) or (ii) operating, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. The Issuer, its subsidiaries, and, to the knowledge of the Issuer, any of their respective directors, officers, employees or agents that will act in any capacity in connection with, or benefit from, the Agreement, are in compliance with all laws, rules and regulations of any jurisdiction applicable to the Issuer or any of its subsidiaries from time to time concerning or relating to bribery or corruption (“Anti-Corruption Laws”), except for any such noncompliance that would not, individually or in the aggregate, have a material adverse effect on the (i) business, property or financial condition of the Issuer and its subsidiaries considered as a whole, or (ii) the ability of the Issuer to perform its obligations under the Agreement, the Notes or the Issuing and Paying Agency Agreement. The Issuer and its Subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance therewith. No part of the proceeds of the Notes will be used, directly or indirectly, in violation of any Anti-Corruption Law.

7.12

The operations of the Issuer and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, without limitation, those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the applicable money laundering statutes of jurisdictions where the Issuer and its subsidiaries conduct business, and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.

7.13

Each (a) issuance of Notes by the Issuer under the Agreement and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by the Issuer to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer set forth in Section 2 of the Agreement remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and (iii) in the case of an issuance of Notes, since the date of the most recent Private Placement Memorandum, there has been no material adverse change in the financial condition, operations or business of the Issuer which has not been disclosed to the Dealer in writing and (iv) the Issuer is not in default of any of its obligations under the Agreement, the Notes or the Issuing and Paying Agency Agreement.

8. Notice of Amendment to Issuing and Paying Agency Agreement. Pursuant to Section 3.1 of the Agreement, the Issuer notifies the Dealer that concurrently with the execution of this Amendment the Dealer is amending the Issuing and Paying Agency Agreement. The Issuer has provided the Dealer with a complete copy of such amendment.

9. Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

10. Venue; Waiver of Jury Trial; Submission to Jurisdiction.

10.1

The Issuer agrees that any suit, action or proceeding brought by the Issuer against the Dealer in connection with or arising out of the Agreement or the Notes or the offer and sale of the Notes shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE DEALER AND THE ISSUER WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

10.2

The Issuer hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of the Agreement or the Notes or the offer and sale of the Notes.

11. No Third Party Beneficiaries. Except as provided in Section 7.7 of the Agreement, nothing in the Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of the Agreement.

10. Execution in Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

Oncor Electric Delivery Company LLC, as Issuer

By:

Name:

Title:

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

[Dealer] as Dealer

By:

Name:

Title: